UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 28, 2018

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On June 28, 2018, Endurance Exploration Group, Inc (“EXPL”) and Downtown Television, Inc. (“Downtown”) announced the formation of a joint venture for the purpose of producing entertainment content relating to deep-sea exploration, historical shipwreck search, artifact recovery, and the rewriting of history.

The joint venture is being formed as a new Florida limited liability corporation that will be 50% owned each by EXPL and Downtown, and has been named Megalodon Entertainment, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release

Cautionary Information Regarding Forward-Looking Statements.

This Form 8-K includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "expects," "intends," "anticipates," "will," or "plans" to be uncertain and forward looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties including but not limited to legal and operational risks of offshore, historic shipwreck recovery.

Forward-looking statements contained in this Form 8-K are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of June 28, 2018. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this Form 8-K as the result of new information or future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: June 28, 2018	By:	/s/ Micah Eldred
Name: Micah Eldred Title: CEO and Chairman

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